Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-188988; 333-189005; 333-202746 and 333-202749 on Form S-8 of Porter Bancorp, Inc. of our report dated March 25, 2016 with respect to the consolidated financial statements of Porter Bancorp, Inc., which report appears in this Annual Report on Form 10-K of Porter Bancorp, Inc. for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

Louisville, Kentucky
March 25, 2016